Exhibit 10.3

Oncobiologics, Inc.
Second Note and Warrant Amendment and Waiver

This Second Note and Warrant Amendment and Waiver (this “Amendment”), dated November 5, 2018 (the “Effective Date”), is with respect to those certain senior secured promissory notes (each, a “Note” and collectively, the “Notes”) and those certain common stock purchase warrants (each, a “Warrant” and collectively, the “Warrants”, and together with the Notes, the “Securities”, in each case as amended by the Note, Warrant and Registration Rights Amendment and Waiver dated as of September 7, 2017 (the “September 2017 Amendment”)) issued to Purchasers pursuant to that certain Note and Warrant Purchase Agreement, dated as of December 22, 2016 (as amended by that certain First Amendment to Note and Warrant Purchase Agreement, dated April 13, 2017, and as further amended by the September 2017 Amendment, the “NWPA”), and is entered into by and among Oncobiologics, Inc., a Delaware corporation (the “Company”), and the Purchasers identified on the signature pages to this Amendment. Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the respective meanings ascribed to them in the NWPA.

Recitals

A.          The Company and the Purchasers are parties to the NWPA.

B.          The Company intends to enter into a transaction pursuant to a Purchase Agreement dated on or about the date hereof in substantially the form attached hereto as Exhibit A (the “Purchase Agreement”) by and between the Company and BioLexis Pte. Ltd., a Singapore private limited company (formerly known as GMS Tenshi Holdings Pte. Limited “BioLexis”) for the private placement of $20,000,000 of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

C.          It is a condition to consummation of the transactions contemplated by the Purchase Agreement that the Company and Purchasers amend certain terms in the Notes and the Warrants.

D.          It is a condition to the effectiveness of this Amendment that the Company and BioLexis execute and deliver the Purchase Agreement.

E.          Subject to Section 9 of each of the Notes, Section 7 of the NWPA provides that any provision of the NWPA or the Securities may be amended and any provision thereof waived only by the written consent of the Company and the Majority Holders. Section 9 of each of the Notes each provide that any amendment to any Note that changes the fixed maturity of any Loan or Note will not be effective without the consent of each Purchaser.

F.          The undersigned Purchasers represent all of the Purchasers as of the Effective Date.

G.         As of the Effective Date, the aggregate outstanding principal of the Notes is $13,500,000 and the accrued and unpaid interest on the Notes is $1,210,296.

H.         The Purchasers are Holders of the Warrants to acquire 3,792,500 shares of Common Stock, and have requested that the Company modify the Exercise Price and Termination Date (in each case as such terms are defined in the Warrants) of such Warrants as set forth herein and the Company is in agreement with such request.

I.           Section 5(l) of the Warrants provides that the Warrant may be modified or amended with the written consent of the Company and the Holder (as defined in the Warrants).

Agreement

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.         This Amendment will be effective as of the Effective Date upon the satisfaction of the following conditions:

(a)            The Purchase Agreement shall have been executed and delivered by the Company and BioLexis in substantially the form attached as Exhibit A.

(b)            Purchasers holding 100% of the outstanding principal amount of the Notes and the Company shall have executed and delivered a counterpart to this Amendment.

2.          Each of the Notes is hereby amended as follows:

(a)            The first paragraph of each Note is amended by replacing the phrase “in lawful money of the United States of America and in immediately available funds” in the first sentence thereof with the phrase “in lawful money of the United States of America and in immediately available funds (except in connection with any conversion of this Note as contemplated by Section 1 below or the Second Amendment)”.

(b)            Section 1 of each of the Notes are hereby amended and restated as follows:

“1.            Principal Repayment; Conversion. (a) Unless earlier converted into Common Stock in accordance with clause 1(b) below, the outstanding principal amount of this Note, and all accrued and unpaid interest thereon, shall be due and payable on December 22, 2018 (the “Maturity Date”); provided that if the Company shall pay in cash to the Purchasers on a pro rata basis each of the principal and interest payments set forth Section 7(a) through (c) of that certain Second Note and Warrant Amendment and Waiver, dated as of November 5, 2018, by and among the Purchasers, the Company and the other parties thereto (the “Second Amendment”), then the Maturity Date shall be automatically extended to June 30, 2019 (if extended, the “Maturity Date”); provided further that if (x) the Company shall pay in cash to the Purchasers on a pro rata basis the principal and interest payment set forth in Section 7(e) of the Second Amendment and (y) not less than $20,000,000 of additional equity capital (in addition to the $20,000,000 of capital raised pursuant to the Purchase Agreement) shall be invested in the Company on or before June 30, 2019, then the Maturity Date shall be automatically extended to December 22, 2019 (if further extended, the “Maturity Date”). Notwithstanding anything to the contrary contained in this paragraph or the Purchase Agreement (as amended), in the event that (i) BioLexis shall fail to fund all or any portion of its committed investment (for any reason whatsoever) under the Purchase Agreement (as such Purchase Agreement provides as of the date hereof, without any amendment, modification or waiver thereof) on the dates set forth therein or (ii) the Company shall fail to pay on the date(s) set forth in Section 7 (a) through (d) of the Second Amendment all or any portion of any payment of principal and interest due and payable on such date(s), then any of the foregoing clauses (i) or (ii) shall be an “Event of Default” under this Note and the Maturity Date shall be automatically (and without further action by any Purchaser) accelerated to the date that is five (5) business days after such event.

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(b) Subject to the following provisions, Purchaser shall have right, at Purchaser’s option to convert the outstanding principal amount of this Note and all accrued and unpaid interest on this Note at any time on or prior to the Maturity Date at a conversion price equal to 120% of the price paid by BioLexis for the shares of Common Stock pursuant to the Purchase Agreement, otherwise subject to the terms and conditions set forth in Annex A attached hereto.

(c) To convert this Note, Purchaser shall deliver to the Company a completed and executed notice of conversion substantially in the form attached hereto as Exhibit C (“Notice of Conversion”).

(d) Notwithstanding anything in this Note or the Second Amendment to the contrary, in the event the Company makes a payment of principal or interest under this Note after the Effective Date (a “Non-Scheduled Payment”), other than any payment of principal or interest contemplated by the second proviso to Section 1(a) above or pursuant to clauses (a) through (e) of Section 7 of the Second Amendment (any such contemplated payment of principal or interest, a “Scheduled Payment”) the aggregate amount of principal or interest, as the case may be, attributable to the Scheduled Payments shall be reduced ratably by the aggregate amount of principal or interest, as the case may be, paid in connection with such Non-Scheduled Payments.”

(c)            Section 2 of each of the Notes are hereby amended and restated as follows:

“2.            Interest. The Company further promises to pay interest on the outstanding principal amount hereof from the date hereof, until payment in full, which interest shall be payable at the rate of five percent (5.0%) per annum (the “Stated Interest Rate”) or the maximum rate permissible by law (which under the laws of the State of New York shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall accrue daily and be due and payable on the Maturity Date (unless paid sooner), and shall be calculated on the basis of a 365-day year for the actual number of days elapsed. Upon the occurrence and during the continuance of an Event of Default, all amounts owing hereunder shall bear interest at the Stated Interest Rate plus two percent (2%) per annum.”

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(d)            Section 4 of each of the Notes is hereby amended and restated as follows:

“4.            Application of Payments. Except as set forth in the Second Amendment, payment on this Note shall be applied first to accrued interest and thereafter to the outstanding principal balance hereof. This Note may be prepaid in whole or in part at any time without penalty or premium. Except as otherwise provided in this Note, the Purchase Agreement or the Second Amendment, any interest accrued on or prior to the date of any prepayment of this Note shall be paid on the Maturity Date as provided in Section 2 of this Note.”

(e)            Clauses (d) and (e) of Section 5 of each of the Notes are hereby amended by replacing each instance of the phrase “Indebtedness listed under the heading ‘Investor Notes’ on Schedule II to the Purchase Agreement” with the phrase “Indebtedness listed under the heading ‘Investor Notes’ on Schedule II to the Purchase Agreement (including to the extent any such Indebtedness has been amended, modified or otherwise transferred, sold or assigned to another individual and/or entity)”.

(f)           Clause (h) of Section 5 of each of the Notes are hereby amended by adding at the end thereof the phrase “(in each case, other than with respect to any of the Indebtedness listed under the heading ‘Investor Notes’ on Schedule II to the Purchase Agreement (including to the extent any such Indebtedness has been amended, modified, or otherwise transferred, sold or assigned to another individual and/or entity).

3.          Section 2(b) of each Warrant held by a Purchaser signatory hereto is hereby amended and restated as follows:

“b)           Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $1.50 subject to adjustment hereunder (the “Exercise Price”).”

4.          The Termination Date in the introductory paragraph of each Warrant held by a Purchaser signatory hereto is hereby amended, such that the Warrants must be exercised on or prior to the close of business on the eight year anniversary of the Initial Exercise Date and the phrase “Termination Date” in each such Warrant shall mean such eighth year anniversary.

5.          Each Purchaser hereby waives any requirement that the Company provide notice of the adjustment to the Exercise Price to it, as a Holder (as such term is defined in the Warrants) provided for in this Amendment as contemplated by Section 3(g) of the Warrants.

6.          Schedule II of the NWPA is hereby amended and restated by Schedule II attached hereto as Exhibit B.

7.          In consideration for each Purchaser’s agreement to enter into this Amendment, subject to clause 7(g) below, the Company agrees to make the following payments with respect to each Note in the amounts and on the dates set forth in this Section 7:

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(a)            On the Initial Closing Date under the Purchase Agreement (the “Initial Closing Date”), a principal payment of $150 for each $1,000 in principal on each Note (with such principal amount measured as of the Effective Date but without giving effect to any principal payments on the Notes made on the Initial Closing Date) plus a pro rata portion of accrued interest (i.e. $180,990 in the aggregate) such that the aggregate amount of principal and interest paid on the Notes pursuant to this clause (a) is equal to $2,205,990.

(b)            On or prior to December 7, 2018, a principal payment of $80 for each $1,000 in principal on each Note (with such principal amount measured as of the Effective Date but without giving effect to any principal payments on the Notes made on the Initial Closing Date) plus a pro rata portion of accrued interest (i.e. $86,549 in the aggregate) such that the aggregate amount of principal and interest paid on the Notes pursuant to this clause (b) is equal to $1,166,549.

(c)            On or prior to December 22, 2018, a pro rata portion of accrued interest on all of the Notes in an aggregate amount equal to $1,027,072.

(d)            On or prior to February 15, 2019, an additional principal payment of $110 for each $1,000 in principal on each Note (with such principal amount measured as of the Effective Date but without giving effect to any principal payments on the Notes made on the Initial Closing Date) plus a pro rata portion of accrued interest (i.e. $15,000 in the aggregate) such that the aggregate amount of principal and interest paid on the Notes pursuant to this clause (d) is equal to $1,500,000.

(e)            If, on or prior to June 30, 2019, not less than $20,000,000 of additional equity capital (in addition to the $20,000,000 of capital raised pursuant to the Purchase Agreement) has been invested in the Company, the Company shall make an additional principal payment of $222 for each $1,000 in principal on each Note (with such principal amount measured as of the Effective Date but without giving effect to any principal payments on the Notes made on the Initial Closing Date) plus a pro rata portion of accrued interest of (i.e. $3,000 in the aggregate) such that the aggregate amount of principal and interest paid on the Notes pursuant to this clause (e) is equal to $3,000,000,

(f)             If, on or prior to June 30, 2019, not less than $20,000,000 of additional equity capital (in addition to the $20,000,000 of capital raised pursuant to the Purchase Agreement) has been invested in the Company and the Company has made the principal and interest payment on the Notes pursuant to clause (e) above required to extend the Maturity Date (as defined in the Notes) to December 22, 2019, the Company shall make an additional principal payment of $148 for each $1,000 in principal on each Note (with such principal amount measured as of the Effective Date but without giving effect to any principal payments on the Notes made on the Initial Closing Date) plus a pro rata portion of accrued interest (i.e. $2,000 in the aggregate) such that the aggregate amount of principal and interest paid on the Notes pursuant to this clause (f) is equal to $2,000,000, which payment shall be due and payable as follows: (i) 50% of such payment shall be due and payable on or prior to July 31, 2019 and (ii) 50% of such payment shall be due and payable on or prior to August 31, 2019.

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(g)            Notwithstanding anything in this Amendment or in any Note to the contrary, in the event the Company makes a payment of principal or interest under the Notes after the Effective Date (a “Non-Scheduled Payment”), other than any payment of principal or interest contemplated by the second proviso to Section 1(a) of the Notes or pursuant to clauses (a) through (f) of this Section 7 (any such contemplated payment of principal or interest, a “Scheduled Payment”) the aggregate amount of principal or interest, as the case may be, attributable to the Scheduled Payments shall be reduced ratably by the aggregate amount of principal or interest, as the case may be, paid in connection with such Non-Scheduled Payments.

The Company and Purchasers agree that a failure by the Company to make any of the payments set forth in this Section 7 on the dates and in the amounts set forth above (to the extent required) shall constitute a failure to make a payment on each Note on the date due and payable thereunder for purposes of Section 5(a) of each Note and shall be an “Event of Default”.

8.          All other terms and conditions of the Notes and the Warrants will be unaffected hereby and remain in full force and effect. A copy of this Amendment may be attached to each of the Notes as an allonge thereto and shall be deemed to be an amendment to each of the Notes.

9.          Upon giving effect to this Amendment, each reference in the NWPA, the Security Agreement or any Note or Warrant to “this Note”, “this Warrant” or words of similar import referring to any Note or Warrant, as applicable, shall be and mean, in each case, a reference to any Note or any Warrant, as applicable, as amended by this Amendment. Any reference in the Notes to the Purchase Agreement, shall be and mean a reference to the NWPA, as amended by this Second Amendment.

10.        The Company undertakes to take all action as may be reasonably necessary to reduce the exercise price of its issued and outstanding Series A Warrants (Nasdaq: ONSIW; CUSIP number 68235M 113) to $1.50 per share, and further extend the expiration date of such warrants to February 18, 2022.

11.        Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Amendment.

12.        This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law provisions. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Amendment and the transactions contemplated hereby. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AMENDMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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13.        This Amendment may only be amended, waived, supplemented or otherwise varied by a document, in writing, of even or subsequent date of this Amendment, executed by the Company and the Majority Holders; provided that, any amendment, modification, supplement or waiver to the definition of “Maturity Date” (as defined in the Notes) or that otherwise reduces the principal of any of the Notes that has the effect of changing the fixed maturity of the Notes or reduces the principal amount of the Notes or reduces the Conversion Rate (as defined in the Notes) will be subject to the consent of the Majority Holders and each affected Purchaser.

14.        The provisions of this Amendment shall inure to the benefit of, and be binding upon, the parties to this Amendment, the Purchasers and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

15.        The Company hereby acknowledges and confirms that the modifications to the Note contained herein shall not in any way affect the rights set forth in the Security Agreement and IP Security Agreement, each dated as of December 22, 2016 (as amended from time to time) and hereby reaffirms that the obligations of the Company under the Notes (as amended) are secured by substantially all the Company’s assets pursuant to such agreements.

16.        The Company agrees to reimburse the Purchasers for reasonable and documented out-of-pocket costs and expenses incurred by the Purchasers in connection with this Amendment up to an amount not to exceed $25,000.

17.        This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies or copies in “.pdf” format of signed signature pages will be deemed binding originals.

[Signatures Follow]

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The parties have executed this Second Note and Warrant Amendment and Waiver as of the date first above written.

Company:

Oncobiologics, Inc.

By:	/s/ Lawrence A. Kenyon
Name:	Lawrence A. Kenyon
Title:	Chief Executive Officer and Chief Financial Officer

[Second Note and Warrant Amendment and Waiver Signature Page]

The parties have executed this Second Note and Warrant Amendment and Waiver as of the date first above written.

Purchaser:

Advent Engineering

By:	/s/ Albert Dyrness
Name:	Albert Dyrness
Title:	Managing Director

[Second Note and Warrant Amendment and Waiver Signature Page]

The parties have executed this Second Note and Warrant Amendment and Waiver as of the date first above written.

Purchaser:

By:	/s/ Dennis M. O’Donnell
Name:	Dennis M. O’Donnell
Title:

[Second Note and Warrant Amendment and Waiver Signature Page]

The parties have executed this Second Note and Warrant Amendment and Waiver as of the date first above written.

Purchaser:

Trutek Corp.

By:	/s/ Ashok Wahi
Name:	Ashok Wahi
Title:	President

[Second Note and Warrant Amendment and Waiver Signature Page]

The parties have executed this Second Note and Warrant Amendment and Waiver as of the date first above written.

Purchaser:

venBio Select Fund LLC

By:	/s/ Scott Epstein
Name:	Scott Epstein
Title:	CFO & CCO

[Second Note and Warrant Amendment and Waiver Signature Page]

The parties have executed this Second Note and Warrant Amendment and Waiver as of the date first above written.

Purchaser:

Steelmill Master Fund LP

By:	/s/ Alfred J. Barbagallo
Name:	Alfred J. Barbagallo
Title:	Managing Director & General Counsel

[Second Note and Warrant Amendment and Waiver Signature Page]

The parties have executed this Second Note and Warrant Amendment and Waiver as of the date first above written.

Purchaser:

Sabby Healthcare Master Fund, Ltd.

By:	/s/ Robert Grundstein
Name:	Robert Grundstein
Title:	COO of Investment Manager

[Second Note and Warrant Amendment and Waiver Signature Page]

The parties have executed this Second Note and Warrant Amendment and Waiver as of the date first above written.

Purchaser:

Sabby Volatility Warrant Master Fund, Ltd.

By:	/s/ Robert Grundstein
Name:	Robert Grundstein
Title:	COO of Investment Manager

[Second Note and Warrant Amendment and Waiver Signature Page]

The parties have executed this Second Note and Warrant Amendment and Waiver as of the date first above written.

Purchaser:

By:	/s/ Scott Canute
Name:	Scott Canute
Title:

[Second Note and Warrant Amendment and Waiver Signature Page]

The parties have executed this Second Note and Warrant Amendment and Waiver as of the date first above written.

PURCHASER:

By:	/s/ Nailesh A. Bhatt
Name:	Nailesh A. Bhatt
Title:

[Second Note and Warrant Amendment and Waiver Signature Page]

The parties have executed this Second Note and Warrant Amendment and Waiver as of the date first above written.

PURCHASER:

By:	/s/ Arunkumar B. Vyas
Name:	Arunkumar B. Vyas
Title:

[Second Note and Warrant Amendment and Waiver Signature Page]

The parties have executed this Second Note and Warrant Amendment and Waiver as of the date first above written.

PURCHASER:

By:	/s/ Ajitesh Rai
Name:	Ajitesh Rai
Title:

[Second Note and Warrant Amendment and Waiver Signature Page]

The parties have executed this Second Note and Warrant Amendment and Waiver as of the date first above written.

PURCHASER:

By:	/s/ Simon Woodhouse
Name:	Simon Woodhouse
Title:

[Second Note and Warrant Amendment and Waiver Signature Page]

Annex A

Terms of Conversion

1.         Voluntary Conversion. At any time until the Notes are no longer outstanding, the Notes shall be convertible (“Conversion”), in whole or in part, into shares of Common Stock at the option of the holder of the Note (the “Holder”), at any time and from time to time (subject to the conversion limitations set forth in Section 9 below. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, specifying therein the principal amount of the Notes to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender the Notes to the Company unless the entire principal amount of the Notes, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender the Notes as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date (as defined below). Conversions hereunder shall have the effect of lowering the outstanding principal amount of the Notes in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. The Holder, and any assignee by acceptance of the Notes, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of the Notes, the unpaid and unconverted principal amount of the Notes may be less than the amount stated on the face hereof. For all purposes of this Annex A, all references to “Notes” in this Annex A shall be a reference only to the Note(s) held by the Holder.

2.          Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days (as defined below) after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares” which shall be free of restrictive legends and trading restrictions representing the number of Conversion Shares being acquired upon the conversion of the Notes. The Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 2 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing). “Trading Day” means a day on which the principal Trading Market is open for trading.

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3.         Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

4.         Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of the Notes in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of the Notes shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of the Notes shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of the Notes, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 2 by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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5.         Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) the Notes in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 2. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of the Notes with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of the Notes as required pursuant to the terms hereof.

6.         Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Notes and payment of interest on the Notes, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of the then outstanding principal amount of the Notes and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

7.         Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Notes. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

8.         Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of the Notes shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of the Notes so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

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9.         Holder’s Conversion Limitations. The Company shall not effect any conversion of the Notes, and a Holder shall not have the right to convert any portion of the Notes, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Notes with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of the Notes beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 9, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 9 applies, the determination of whether the Notes are convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of the Notes are convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether the Notes may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of the Notes are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 9, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Notes, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Notes held by the Holder. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 9, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Notes held by the Holder and the Beneficial Ownership Limitation provisions of this Section 9 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 9 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the Notes.

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10.       Stock Dividends and Stock Splits. If the Company, at any time while the Notes are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (as defined below) (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

11.       Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 10 above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Notes (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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12.       Pro Rata Distributions. During such time as the Notes are outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of the Notes, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Notes (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

13.       Fundamental Transaction. If, at any time while the Notes are outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of the Notes, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 9 on the conversion of the Notes), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Notes are convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 9 on the conversion of the Notes). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Notes following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under the Notes and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 13 pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of the Notes, deliver to the Holder in exchange for the Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of the Notes (without regard to any limitations on the conversion of the Notes) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of the Notes immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of the Notes and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the Notes and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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14.       Calculations. All calculations under this Annex A shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Annex A, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

15.       Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Annex A, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

16.       Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Notes, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to convert the Notes during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Exhibit A

Purchase Agreement

Exhibit B

Schedule of Indebtedness

Exhibit C

Notice of Conversion